                               EXHIBIT INDEX



  Exhibit Number          Description

        99                BankAmerica Corporation
                          press release dated
                          April 19, 1995
                          titled "BankAmerica
                          First Quarter
                          Earnings."

























 4063959

                                                                Exhibit 99

  BankAmerica Corporation logo appears here.

  BankAmerica Corporation                                             News

                                                              For release:




  Contact:      Peter Magnani
                (415) 953-2418

                     BANKAMERICA FIRST QUARTER EARNINGS

            SAN FRANCISCO, April 19, 1995 -- BankAmerica Corporation
 (BAC) today reported first-quarter 1995 earnings per share of $1.46, an increase of 15 percent from $1.27 for the same period a year ago. Net income for the first quarter of 1995 was $611 million, up 19 percent from the first quarter of 1994.

           "We're pleased that first-quarter results show a continuation of the earnings momentum we achieved in 1994 and that our return on common equity increased over last year," Richard M. Rosenberg, Chairman and Chief Executive Officer said. "Reflecting continued strength in a number of our diverse operations and geographic locations, average loans increased $2.5 billion from the previous quarter."

  FINANCIAL HIGHLIGHTS:
  --------------------

  o Net interest income was up $252 million from the amount reported for the first quarter of 1994 reflecting increases in loans, including the effects of mergers and acquisitions, and an improvement in the net interest margin. BAC s net interest margin for the first quarter of 1995 was 4.55 percent, up slightly from the fourth quarter of 1994, and up 10 basis points from the same period a year ago;

  o Noninterest income increased $90 million from the amount reported in the same period last year. Total fees and commissions for the first quarter of 1995 increased $61 million from the comparable period in 1994 primarily due to BAC's expanded midwestern corporate banking business. In addition, venture capital and trading-related income increased $56 million and $55 million, respectively;



                                   - more -

  o Noninterest expense increased $20 million from the fourth quarter of 1994 primarily due to an increase in personnel expense, reflecting higher employee benefits and incentive compensation. Noninterest expense for the first quarter of 1995 increased $205 million from the first quarter of 1994 primarily due to expanded operations from mergers and acquisitions;

  o  The return on average common equity for the first quarter was
     13.86 percent, an increase of 86 basis points from the same period in 1994;

  o Nonaccrual assets declined 7 percent from their December 31, 1994 level, resulting in a nonperforming assets ratio (total nonaccrual assets and other real estate owned/total assets) of 1.12 percent at March 31, 1995;

  o In connection with its previously announced stock repurchase program, BAC repurchased 5.6 million shares of its common stock at an average per-share price of $47.33 during the first quarter of 1995. These shares were repurchased on the open market over 28 days and represented approximately 13 percent of the total volume of BAC common stock traded on those days.

                           (end of text, tables follow)

                                    ######

                  BankAmerica Corporation and Subsidiaries
                            Financial Highlights


  BankAmerica Corporation's (BAC) financial information set forth in the following tables reflects the effects of the merger with Continental Bank Corporation subsequent to its consummation on August 31, 1994.

 =========================================================================

                                  Table 1
                            Summary of Results

                                               First    Fourth     First
     (dollar amounts in millions,            Quarter   Quarter   Quarter
     except per share data)                     1995      1994      1994
                                             -------   -------   -------
   1 Net income                                $ 611     $ 591     $ 513
   2 Earnings per common and common
       equivalent share                         1.46      1.41      1.27
   3 Earnings per common share -
       assuming full dilution                   1.45      1.40      1.26

 =======================================================================

                                 Table 2
                             Statistical Data

                                              First     Fourth     First
                                            Quarter    Quarter   Quarter
                                               1995       1994      1994
                                            -------    -------   -------
      Rate of return (based
        on net income) on:
   1    Average total assets                   1.14%      1.09%     1.07%
   2    Average common equity                 13.86      13.24     13.00
   3  Net interest margin/a/                   4.55       4.53      4.45
   4  Full-time-equivalent staff
        at period end (in thousands)           81.2       82.1      78.2
   5  Employees at period
        end (in thousands)                     97.5       98.6      94.7
  ----------------------------------------------------------------------

  /a/ The net interest margin is computed on a taxable-equivalent basis. The taxable-equivalent basis adjustments to net interest income were $6 million, $7 million, and $6 million for the first quarter of 1995, the fourth quarter of 1994, and the first quarter of 1994, respectively.

              BankAmerica Corporation and Subsidiaries
                          Financial Highlights

                                 Table 3
                          Credit Quality Ratios

                                         March 31    Dec. 31     March 31
                                             1995       1994         1994
                                         --------    -------     --------

  1   Allowance for credit losses to
        total loans                          2.58%      2.62%        2.79%
  2   Allowance for credit losses to
        total nonaccrual assets            192.50     177.45       137.92
  3   Annualized ratio of net credit
        losses to average total loan
        outstandings for the quarter
        ended                                0.22       0.10         0.57

 =======================================================================

                                 Table 4
                                 Capital

                                        March 31      Dec. 31    March 31
                                            1995         1994        1994
                                        --------      -------    --------

 1  Total risk-based capital ratio/a/      11.60%/b/    11.69%      12.15%
 2  Tier 1 risk-based capital ratio/a/      7.20/b/      7.27        7.57
 3  Tier 1 leverage ratio/a/                6.84/b/      6.74        6.31
 4  Common equity to total assets           7.24         7.34        7.04
 5  Total equity to total assets            8.61         8.77        8.55
 6  Total risk-based capital/a/
      (in millions)                     $ 22,293/b/  $ 21,953    $ 19,140
 7  Risk weighted assets/a/
      (in millions)                      192,650/b/   187,810     157,585
 8  Tier 1 risk-based capital/a/
      (in millions)                       13,951/b/    13,658      11,937
 -------------------------------------------------------------------------

   /a/   The Federal Reserve has issued final capital regulations on the adoption of Statement of Financial Accounting Standards
        (SFAS) No. 109, which became effective April 1, 1995. This information reflects the new regulations for all periods presented.
  /b/   Amounts are preliminary.

 =========================================================================

                                  Table 5
                      Common and Preferred Stock Data

                                            March 31   Dec. 31   March 31
                                                1995      1994       1994
                                            --------   -------   --------

  1  Book value per common share              $43.72    $42.63     $39.67
  2  Closing price per common share            48.25     39.50      39.38
  3  Cash dividend per common share
       for the quarter ended                    0.46      0.40       0.40
  4  Common stock cash dividends
       for the quarter ended
       (in millions)                             172       149        143
  5  Preferred stock cash dividends for
       the quarter ended (in millions)            62        67         60
  6  Number of common shares out-
       standing (in thousands)               369,543   371,182    350,029
  7  Average number of common and
       common equivalent shares
       outstanding for the quarter
       ended (in thousands)                  375,084   373,922    357,569
  8  Average number of common shares
       outstanding - assuming full
       dilution for the quarter ended
       (in thousands)                        381,141   379,402    363,049

                BankAmerica Corporation and Subsidiaries
                           Financial Highlights

                                  Table 6
                 Selected Average Balance Sheet Components

                                           First       Fourth       First
                                         Quarter      Quarter     Quarter
     (in millions)                          1995         1994        1994
                                        --------     --------     -------

  1  Loans                              $141,050     $138,576    $122,312
  2  Earning assets                      181,296      177,819     162,514
  3  Total assets                        217,744      214,649     194,880
  4  Deposits                            149,902      153,122     140,638
  5  Common equity                        16,070       15,702      14,124
  6  Total equity                         19,138       18,982      17,103

  =======================================================================

                                  Table 7
                             Business Sectors

                                                       First Quarter 1995/a/
                             --------------------------------------------
     (dollar amounts                                       Return
     in billions, except              Average    Average       on  Return
     for net income which        Net    Total      Total   Common      on
     is in millions)          Income   Assets   Deposits   Equity  Assets
                             -------  -------   --------   ------  ------

  1  Consumer banking           $250     $ 69       $ 74    18.10%   1.48%
  2  U.S. Corporate and
       international banking     180       80         32    10.91    0.91
  3  Commercial real estate       99        9          1    42.66    4.31
  4  Middle market banking        65       16          7    26.28    1.61
  5  Non-California banks/b/      34       24         23     7.59    0.57
  6  Private banking and
       investment services        14        4          5    15.62    1.46
  7  Other                       (31)      16          8   (10.47)  (0.80)
                                ----     ----       ----
                                $611     $218       $150    13.86%   1.14%
                                ====     ====       ====
                                                       First Quarter 1994/a/
                                -----------------------------------------
                                                           Return
                                      Average    Average       on   Return
                                 Net    Total      Total   Common       on
                              Income   Assets   Deposits   Equity   Assets
                              ------  -------   --------   ------   ------

  8  Consumer banking           $156    $ 64       $ 76     11.15%   0.99%
  9  U.S. Corporate and
       international banking     194      63         23     15.37    1.25
 10  Commercial real estate       91      10          2     37.35    3.70
 11  Middle market banking        41      13          7     22.98    1.27
 12  Non-California banks/b/       4      24         24     (0.66)   0.07
 13  Private banking and
       investment services        13       3          5     17.53    1.68
 14  Other                        14      18          4      3.18    0.34
                                ----    ----       ----
                                $513    $195       $141     13.00%   1.07%
                                ====    ====       ====

 --------------------------------------------------------------------------
  /a/   Amounts are preliminary. For comparability purposes, both
        1995 and 1994 amounts reflect BAC's business-sector allocation methodologies at March 31, 1995.
  /b/ Excludes Seafirst Corporation and Bank of America Illinois, which are reflected within the applicable business sectors.

                 BankAmerica Corporation and Subsidiaries
                           Financial Highlights

                                  Table 8
                             Loan Outstandings

                                           March 31    Dec. 31    March 31
     (in millions)                             1995       1994        1994
                                           --------    -------    --------
     Domestic
     Consumer:
  1    Residential first mortgages         $ 34,791   $ 33,818    $ 30,993
  2    Residential junior mortgages          13,808     13,589      12,927
  3    Other installment                     10,989     10,598       9,343
  4    Credit card                            7,757      8,020       7,162
  5    Other individual lines of credit       1,691      1,736       1,874
  6    Other                                    409        403         222
                                           --------   --------    --------
  7      Total consumer                      69,445     68,164      62,521

      Commercial:
  8     Commercial and industrial            30,481     28,814      20,954
  9     Loans secured by real estate         10,504     10,277       9,050
 10     Construction and development
          loans secured by real estate        3,526      3,616       3,991
 11     Financial institutions                2,211      2,872       1,751
 12     Agricultural                          1,658      1,840       1,614
 13     Lease financing                       1,786      1,814       1,665
 14     Loans for purchasing or carrying
          securities                          1,348      1,529       2,934
 15     Other                                 1,639      1,623       1,332
                                           --------   --------    --------
 16       Total commercial                   53,153     52,385      43,291
                                           --------   --------    --------
 17         Total domestic loans            122,598    120,549     105,812

      Foreign
 18   Commercial and industrial              14,417     13,496      11,748
 19   Banks and other financial
        institutions                          2,871      2,516       1,955
 20   Governments and official
        institutions                            866        896         787
 21   Other                                   3,407      3,455       3,242
                                           --------   --------    --------
 22     Total foreign loans                  21,561     20,363      17,732
                                           --------   --------    --------
 23        Total Loans                     $144,159   $140,912    $123,544
                                           ========   ========    ========

               BankAmerica Corporation and Subsidiaries
                           Financial Highlights

                                  Table 9
                       Selected Credit Quality Data

                                         March 31     Dec. 31     March 31
     (in millions)                           1995        1994         1994
                                         --------     -------    ---------
     Nonaccrual Assets:
  1    Construction and development
         loans secured by real estate      $  549      $  647       $  819
  2    Commercial and industrial              470         489          448
  3    Commercial loans secured by real
         estate                               341         347          553
  4    Consumer                               386         382          471
  5    Foreign, excluding restructuring
         country related                      103         124          172
                                           ------      ------       ------
           Total                            1,849       1,989        2,463
  7    Restructuring country related           86          91           35
                                           ------      ------       ------
  8          Total Nonaccrual Assets/a/    $1,935      $2,080       $2,498
                                           ======      ======       ======
  9   Restructured loans                   $  163      $   97       $  142
 10   Loans past due 90 days or more
        and still accruing interest/b/        369         436          482
 11   Other real estate owned                 559         555          553
 -------------------------------------------------------------------------

  /a/ Includes $1.5 billion of impaired loans that are accounted for in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which BAC adopted effective January 1, 1995.
  /b/ Includes consumer loans of $289 million, $292 million, and $290 million at March 31, 1995, December 31, 1994, and March 31, 1994, respectively.

  =======================================================================

                                 Table 10
                  Analysis of Change in Nonaccrual Assets

                                                                   First
                                                                 Quarter
      (in millions)                                                 1995
                                                                 -------

   1  Balance, beginning of period                                $2,080

      Additions:
   2    Loans placed on nonaccrual status                            175

      Deductions:
   3    Sales                                                         (5)
   4    Restored to accrual status                                   (92)
   5    Foreclosures                                                 (15)
   6    Charge-offs                                                  (19)
   7    Other, primarily payments                                   (189)
                                                                  ------
   8      Balance, End of Period                                  $1,935
                                                                  ======

             BankAmerica Corporation and Subsidiaries
                          Financial Highlights


                                Table 11
                       Net Credit Losses (Recoveries)

                                             First     Fourth      First
                                           Quarter    Quarter    Quarter
      (in millions)                           1995       1994       1994
                                           -------    -------    -------
      Domestic consumer:
  1     Residential first mortgages           $ 14       $ 12       $  7
  2     Residential junior mortgages            11         11         18
  3     Credit card                             74         79         90
  4     Other consumer                          37         41         47
      Domestic commercial:
  5     Commercial and industrial              (14)       (10)        (9)
  6     Loans secured by real estate             6         (1)        11
  7     Construction and development
          loans secured by real estate           3         (9)        (1)
  8     Financial institutions, agricultural,
          lease financing, loans for
           purchasing or carrying securities,
           and other commercial                 (2)        (6)        (5)
                                              ----       ----       ----
  9          Total domestic                    129        117        158
 10    Foreign                                 (52)       (81)        16
                                              ----       ----       ----
 11            Total Net Credit Losses        $ 77       $ 36       $174
                                              ====       ====       ====

                 BankAmerica Corporation and Subsidiaries
                   Consolidated Statement of Operations

                                            First      Fourth      First
                                          Quarter     Quarter    Quarter
      (in millions)                          1995        1994       1994
                                          -------     -------    -------
      Interest Income
  1   Loans, including fees                $3,004      $2,796     $2,206
  2   Interest-bearing deposits in banks      112         108         56
  3   Federal funds sold                        8          11         13
  4   Securities purchased under
        resale agreements                     135         106         72
  5   Trading account assets                  163         124        111
  6   Available-for-sale and held-to-
        maturity securities                   314         334        355
                                           ------      ------     ------
  7       Total interest income             3,736       3,479      2,813

      Interest Expense
  8   Deposits                              1,114       1,019        697
  9   Federal funds purchased                  39          15          3
 10   Securities sold under repurchase
        agreements                            130          93         79
 11   Other short-term borrowings             132          84         61
 12   Long-term debt                          264         245        169
 13   Subordinated capital notes               11          11         10
                                           ------      ------     ------
 14       Total interest expense            1,690       1,467      1,019
                                           ------      ------     ------
 15       Net interest income               2,046       2,012      1,794
 16   Provision for credit losses             100         100        125
                                           ------      ------     ------
 17       Net interest income after
            provision for credit losses     1,946       1,912      1,669

      Noninterest Income
 18   Deposit account fees                    317         316       294
 19   Credit card fees                         75          90        82
 20   Trust fees                               78          83        67
 21   Other fees and commissions              300         304       266
 22   Net trading account related              46          11        16
 23   Foreign exchange trading related         83          43        58
 24   Net gain (loss) on available-for-sale
        securities                              1          (1)       20
 25   Net gain on sales of assets               1          28        45
 26   Venture capital activities               87          40        31
 27   Other income                            105         137       124
                                           ------      ------    ------
 28       Total noninterest income          1,093       1,051     1,003

      Noninterest Expense
 29   Salaries                                809         785       710
 30   Employee benefits                       193         179       158
 31   Occupancy                               173         187       165
 32   Equipment                               159         160       146
 33   Amortization of intangibles             109         107       105
 34   Communications                           86          86        78
 35   Regulatory fees and related expenses     72          76        70
 36   Professional services                    69          60        58
 37   Other expense                           319         329       294
                                           ------      ------    ------
 38       Total noninterest expense         1,989       1,969     1,784
                                           ------      ------    ------
 39         Income before income taxes      1,050         994       888
 40   Provision for income taxes              439         403       375
                                           ------      ------    ------
 41         Net Income                     $  611      $  591    $  513
                                           ======      ======    ======


                  BankAmerica Corporation and Subsidiaries
                         Consolidated Balance Sheet

                                          March 31    Dec. 31     March 31
    (in millions)                             1995       1994         1994
                                          --------   --------     --------
     Assets
  1  Cash and due from banks              $ 12,404   $ 13,578     $ 10,455
  2  Interest-bearing deposits in banks      6,122      6,371        3,978
  3  Federal funds sold                        793        640        2,549
  4  Securities purchased under resale
       agreements                            5,969      5,259        5,995
  5  Trading account assets                  7,941      6,941        6,648
  6  Available-for-sale securities           9,268      9,849        9,413
  7  Held-to-maturity securities             7,335      8,167       11,979

  8  Loans                                 144,159    140,912      123,544
  9  Less: Allowance for credit losses       3,725      3,690        3,445
                                          --------   --------     --------
 10    Net loans                           140,434    137,222      120,099
 11  Customers' acceptance liability         1,977      1,069          801
 12  Accrued interest receivable             1,371      1,449        1,030
 13  Goodwill, net                           4,323      4,296        3,931
 14  Identifiable intangibles, net           2,176      2,149        2,133
 15  Unrealized gains on off-balance-
       sheet instruments                    11,577      6,267        7,441
 16  Premises and equipment, net             3,973      3,955        3,664
 17  Other assets                            7,525      8,263        7,096
                                          --------   --------     --------
 18      Total Assets                     $223,188   $215,475     $197,212
                                          ========   ========     ========
     Liabilities & Stockholders' Equity
     Deposits in domestic offices:
 19    Interest-bearing                   $ 87,140   $ 90,374     $ 88,139
 20    Noninterest-bearing                  32,712     34,956       30,920
     Deposits in foreign offices:
 21    Interest-bearing                     30,718     27,454       22,034
 22    Noninterest-bearing                   1,698      1,610        1,496
                                          --------   --------     --------
 23      Total deposits                    152,268    154,394      142,589
 24  Federal funds purchased                 2,174      3,283          270
 25  Securities sold under repurchase
       agreements                            6,570      5,505        6,910
 26  Other short-term borrowings             8,500      5,053        3,628
 27  Acceptances outstanding                 1,977      1,069          801
 28  Accrued interest payable                  739        831          529
 29  Unrealized losses on off-balance-
       sheet instruments                    11,848      6,571        7,129
 30  Other liabilities                       4,435      4,450        4,059
 31  Long-term debt                         14,846     14,823       13,828
 32  Subordinated capital notes                605        605          606
                                          --------   --------     --------
 33      Total liabilities                 203,962    196,584      180,349

     Stockholders' Equity
 34  Preferred stock                         3,068      3,068        2,979
 35  Common stock                              587        581          561
 36  Additional paid-in capital              7,912      7,743        7,130
 37  Retained earnings                       8,230      7,854        6,807
 38  Net unrealized loss on available-
       for-sale securities                    (275)      (326)        (252)
 39  Common stock in treasury, at cost        (296)       (29)        (362)
                                          --------   --------     --------
 40      Total stockholders' equity         19,226     18,891       16,863
                                          --------   --------     --------
 41        Total Liabilities and
             Stockholders' Equity         $223,188   $215,475     $197,212
                                          ========   ========     ========